Exhibit 99.1

FOR IMMEDIATE RELEASE	Investor/Media Contact:	Salvatore J. DiMartino
(516) 683-4286

NEW YORK COMMUNITY BANCORP, INC. AND FIGURE TECHNOLOGIES, INC. ENTER INTO STRATEGIC RELATIONSHIP

Companies To Collaborate On Blockchain Initiatives Using Provenance Blockchain

New York Community Bancorp, Inc. to Become an Investor In Figure Technologies, Inc.

Companies To Also Become Investors In JAM FINTOP Blockchain, LP

Hicksville, N.Y. and San Francisco, CA, August 16, 2021 — New York Community Bancorp, Inc. (NYSE: NYCB) (the “Company”) and Figure Technologies, Inc. (“Figure”) today announced that they have entered into a strategic relationship to collaborate on a series of blockchain initiatives. The relationship envisions that both NYCB and Figure will allocate their respective resources into blockchain projects utilizing the Provenance Blockchain. NYCB’s current strategic priorities include leveraging the blockchain to support financial inclusion in banking and credit, reducing the cost and complexity within the mortgage business, and supporting a faster and less expensive payments system. Implementation of these initiatives by NYCB will be in accordance with current relevant regulatory guidance. As part of this relationship, New York Community will make a direct equity investment in Figure.

Commenting on the strategic partnership, New York Community Chairman, President, and Chief Executive Officer Thomas R. Cangemi stated: “We are very excited to work with Figure on a number of initiatives using the Provenance Blockchain that are purpose-built for the highly regulated financial services industry. We chose Figure because of its focus on and knowledge of banking and payment systems. Our agreement with Figure is a part of NYCB’s strategic focus on the operational and cost benefits that blockchain technology can bring to bear across many areas of banking. NYCB recently stood up a Provenance node and, with Figure’s assistance, is building the necessary infrastructure to leverage numerous bank-relevant capabilities. We look forward to working closely with Mike Cagney and his team at Figure in developing capabilities benefiting both companies.”

Figure, led by Co-Founder and FinTech industry pioneer Mike Cagney, helped develop Provenance, an open source blockchain technology, specifically designed for the financial services industry and used across multiple asset classes and markets. Figure has developed multiple blockchain-based solutions in lending and payments, including the first loan securitization on Provenance Blockchain in March 2020. “Figure’s blockchain applications built on Provenance have the potential to significantly transform the financial services industry. We’re pursuing innovative blockchain solutions in fields such as payments, lending and exchanges,” said Mike Cagney, Chief Executive Officer of Figure. “Last month we announced a strategic agreement with Apollo Global Management, Inc. and now we are pleased to work with New York Community as an early adopter of Provenance. We see banks as an essential part of the Provenance ecosystem and we expect to announce several initiatives which will benefit Figure, Provenance and NYCB stakeholders.”

NYCB and Figure also announced that they will invest in the JAM FINTOP Blockchain fund, which will invest in and develop blockchain infrastructure and businesses. Figure’s team will also serve as advisors to the fund, including Mike Cagney leading JAM FINTOP’s Blockchain Committee and June Ou, Figure’s Chief Operating Officer, serving as Technical Advisor.

About New York Community Bancorp, Inc.

Based in Hicksville, NY, New York Community Bancorp, Inc. is a leading producer of multi-family loans on non-luxury, rent-regulated apartment buildings in New York City, and the parent of New York Community Bank. At June 30, 2021, the Company reported assets of $57.5 billion, loans of $43.6 billion, deposits of $34.2 billion, and stockholders’ equity of $6.9 billion.

Reflecting our growth through a series of acquisitions, the Company operates 236 branches through eight local divisions, each with a history of service and strength: Queens County Savings Bank, Roslyn Savings Bank, Richmond County Savings Bank, Roosevelt Savings Bank, and Atlantic Bank in New York; Garden State Community Bank in New Jersey; Ohio Savings Bank in Ohio; and AmTrust Bank in Florida and Arizona.

On April 26, 2021, the Company announced that it entered into a definitive merger agreement to acquire Flagstar Bancorp, Inc. The transaction was approved by both sets of shareholders on August 4, 2021 and is expected to close during the fourth quarter, subject to the satisfaction of certain closing conditions and the receipt of all necessary regulatory approvals. Upon closing, the combined company will have $85 billion in total assets, operate nearly 400 traditional branches across nine states, and 86 retail lending offices across a 28 state footprint. It will also have significant scale in several lines of business, including residential lending, mortgage servicing, mortgage warehouse, and multi-family lending.

About Figure

Figure is transforming financial services through blockchain, bringing speed, efficiency and savings to both consumers and institutions. Figure continues to unveil a series of fintech firsts across the capital markets, investment management, and banking and payments sectors. Figure leverages Provenance Blockchain for loan origination, servicing, financing, cap table management, and private fund services. The company was founded in 2018 by serial technology entrepreneur Mike Cagney, who also founded SoFi and built the company into a multi-billion-dollar business under his leadership as CEO. Learn more at www.figure.com.

About JAM FINTOP

JAM FINTOP is a joint venture between JAM Special Opportunity Ventures (“JSOV”) and FINTOP Capital. The partnership brings together bank experts and seasoned fintech entrepreneurs to invest in companies changing the way financial institutions and their customers move, track, and interact with money. Jacobs Asset Management, an affiliate of JSOV, has a 26-year history investing in public and private community banks, and FINTOP Capital is a leading fintech investor with over 140 years of collective experience.

JAM FINTOP Banktech raised $150 million in April 2021 to help accelerate technology adoption at community banks across the United States. Uniquely, all 66 of the fund’s limited partners are community banks. The $600+ billion of combined assets of the fund’s limited partners would rank as the fifth largest bank in the nation. For more information visit www.jamfintop.com.

Cautionary Statements Regarding Forward-Looking Information

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to NYCB’s beliefs, goals, intentions, and expectations regarding revenues, earnings, loan production, asset quality, capital levels, investments, strategic relationships, and acquisitions, among other matters; NYCB’s estimates of future costs and benefits of the actions NYCB and each counterparty to a pending transaction may take; NYCB’s assessments of probable losses on loans; NYCB’s assessments of interest rate and other market risks; and NYCB’s ability to achieve its financial and other strategic goals, including those related to the pending merger with Flagstar Bancorp, the strategic relationship with Figure Technologies, Inc. and the investments in the JAM FINTOP Blockchain fund.

Forward-looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time.

These forward-looking statements include, without limitation, those relating to the terms, timing and closing of the proposed transactions. Additionally, forward-looking statements speak only as of the date they are made; NYCB does not assume any duty, and does not undertake, to update such forward-looking statements. Furthermore, because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in such forward-looking statements as a result of a variety of factors, many of which are beyond the control of NYCB. The factors that could cause actual results to differ materially include the following: the occurrence of any event, change or other circumstances that could give rise to the right of any of the parties to the pending transactions to terminate the agreements governing such transactions; the outcome of any legal proceedings that may be instituted against NYCB or any other party to the transactions; the possibility that the proposed transactions will not close when expected or at all because required regulatory or other approvals are not received or other conditions to the closings are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated; the possibility that the anticipated benefits of the proposed transactions will not be realized when expected or at all; diversion of management’s attention from ongoing business operations and opportunities; the possibility that NYCB may be unable to achieve expected synergies and operating efficiencies in or as a result of the proposed transactions within the expected timeframes or at all; revenues following the proposed transactions may be lower than expected; and the other factors discussed in the “Risk Factors” section of NYCB’s Annual Report on Form 10-K for the year ended December 31, 2020, the “Risk Factors” section in NYCB’s Quarterly Report on Form 10-Q for the period ended June 30, 2021, and in other reports NYCB files with the U.S. Securities and Exchange Commission (the “SEC”), which are available at http://www.sec.gov and in the “SEC Filings” section of NYCB’s website, https://ir.mynycb.com, under the heading “Financial Information.”